Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Relations:	Media Relations:
Kevin Kessel, CFA	Mike Dulin
Vice President, Investor Relations	Corporate Communications
(408) 875-6627	michael.dulin@kla.com
kevin.kessel@kla.com

KLA Corporation Reports Fiscal 2026 Third Quarter Results

•Total revenues were $3.415 billion, above the midpoint of the guidance range of $3.35 billion +/- $150 million;
•GAAP diluted EPS was $9.12 and non-GAAP diluted EPS was $9.40, both above the midpoints of the respective guidance ranges;
•Cash flow from operating activities for the quarter and last twelve months were $707.5 million and $4.40 billion, respectively, and free cash flow was $622.3 million and $4.01 billion, respectively;
•Capital returns for the quarter and last twelve months were $874.8 million and $3.15 billion, respectively; and
•The Board of Directors approved an increase to the quarterly dividend level to $2.30 per share beginning with the dividend expected to be declared in May 2026 and an additional $7 billion for repurchases of our common stock.
MILPITAS, Calif., April 29, 2026 - KLA Corporation (NASDAQ: KLAC) today announced financial and operating results for its third quarter of fiscal year 2026, which ended on March 31, 2026, and reported GAAP net income of $1.20 billion and GAAP net income per diluted share of $9.12 on revenues of $3.415 billion.
“KLA delivered strong March quarter results exceeding the midpoint of our guidance ranges on both revenue and earnings per share. Our business momentum remains robust, and we are highly confident in our outlook for calendar year 2026,” said Rick Wallace, president and CEO of KLA Corporation. “At our recent Investor Day, we highlighted KLA’s critical role as a key enabler of the AI ecosystem and our continued benefits from the global AI infrastructure buildout across all major growth vectors, including foundry/logic, memory, advanced packaging, and services. KLA’s market leadership was further reinforced by recently published third-party industry reports showing continued market share momentum in process control. Our recent capital return actions, including the 17th consecutive annual dividend increase and an additional $7 billion stock repurchase authorization, underscore our confidence in KLA’s durable value creation and the 2030 target model we have outlined.”

GAAP Results
	Q3 FY 2026	Q2 FY 2026	Q3 FY 2025
Total Revenues	$3,415 million	$3,297 million	$3,063 million
Net Income	$1,201 million	$1,146 million	$1,088 million
Net Income per Diluted Share	$9.12	$8.68	$8.16

Non-GAAP Results
	Q3 FY 2026	Q2 FY 2026	Q3 FY 2025
Net Income	$1,239 million	$1,168 million	$1,121 million
Net Income per Diluted Share	$9.40	$8.85	$8.41
A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements included in this release. KLA will discuss the results for its fiscal year 2026 third quarter, along with its outlook, on a conference call today beginning at 2:00 p.m. Pacific Time. A webcast of the call will be available at: ir.kla.com.
Fourth Quarter Fiscal 2026 Guidance
The following details our guidance for the fourth quarter of fiscal 2026 ending in June:
•Total revenues are expected to be in a range of $3.575 billion +/- $200 million
•GAAP gross margin is expected to be in a range of 60.72% +/- 1.00%
•Non-GAAP gross margin is expected to be in a range of 61.75% +/- 1.00%
•GAAP diluted EPS is expected to be in a range of $9.66 +/- $1.00

•Non-GAAP diluted EPS is expected to be in a range of $9.87 +/- $1.00
For additional details and assumptions underlying our guidance metrics, please see the company’s published Letter to Shareholders, Earnings Slide Presentation and Earnings Infographic on the KLA investor relations website (ir.kla.com). Such Letter to Shareholders, Earnings Slide Presentation and Earnings Infographic are not incorporated by reference into this earnings release.
About KLA:
KLA Corporation (“KLA”) develops industry-leading equipment and services that enable innovation throughout the electronics industry. We provide advanced process control and process-enabling solutions for manufacturing wafers and reticles, integrated circuits, packaging and printed circuit boards. In close collaboration with leading customers across the globe, our expert teams of physicists, engineers, data scientists and problem-solvers design solutions that move the world forward. Investors and others should note that KLA announces material financial information including SEC filings, press releases, public earnings calls and conference webcasts using an investor relations website (ir.kla.com). Additional information may be found at: www.kla.com.
Note Regarding Forward-Looking Statements:
Statements in this press release other than historical facts, such as statements pertaining to the amount and timing of dividends, the amount and timing of share repurchases, total revenues, GAAP and non-GAAP gross margin and GAAP and non-GAAP diluted EPS for the quarter ending June 30, 2026, are forward-looking statements and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations and involve a number of risks and uncertainties. Actual results may differ materially from those projected in such statements due to various factors, including, but not limited to: our vulnerability to a weakening in the condition of the financial markets and the global economy; risks related to our international operations; evolving Bureau of Industry and Security of the U.S. Department of Commerce rules and regulations and their impact on our ability to sell products to and provide services to certain customers in China; tariffs and other trade restrictions; costly intellectual property disputes that could result in our inability to sell or use the challenged technology; risks related to the legal, regulatory and tax environments in which we conduct our business; differing stakeholder expectations, requirements and attention to environment, social and governance (“ESG”) matters and the resulting costs, risks and impact on our business; unexpected delays, difficulties and expenses in executing against our environmental, climate, or other ESG targets, goals and commitments; our ability to attract, retain and motivate key personnel; our vulnerability to disruptions and delays at our third-party service providers; cybersecurity threats, cyber incidents affecting our and our business partners’ systems and networks; our inability to access critical information in a timely manner due to system failures; risks related to acquisitions, integrations, strategic alliances or collaborative arrangements; climate change, earthquake, flood or other natural catastrophic events, public health crises or terrorism and the adverse impact on our business operations; the war between Ukraine and Russia, the armed conflict in Iran and elsewhere in the Middle East, and the significant military activity in those regions; lack of insurance for losses and interruptions caused by terrorists and acts of war, and our self-insurance of certain risks including earthquake risk; risks related to fluctuations in foreign currency exchange rates; risks related to fluctuations in interest rates and the market values of our portfolio investments; risks related to tax and regulatory compliance audits; any change in taxation rules or practices and our effective tax rate; compliance costs with federal securities laws, rules, regulations, NASDAQ requirements, and evolving accounting standards and practices; ongoing changes in the technology industry, and the semiconductor industry in particular, including future growth rates, pricing trends in end-markets, or changes in customer capital spending patterns; our vulnerability to a highly concentrated customer base; the cyclicality of the industries in which we operate; our ability to timely develop new technologies and products that successfully address changes in the industry; risks related to artificial intelligence; our ability to maintain our technology advantage and protect proprietary rights; our ability to compete in the industry; availability and cost of the materials and parts used in the production of our products; our ability to operate our business in accordance with our business plan; risks related to our debt and leveraged capital structure; we may not be able to declare cash dividends at all or in any particular amount; liability to our customers under indemnification provisions if our products fail to operate properly or contain defects or our customers are sued by third parties due to our products; our government funding for research and development is subject to audit, and potential termination or penalties; we may incur significant restructuring charges or other asset impairment charges or inventory write offs; we are subject to risks related to receivables factoring arrangements and compliance risk of certain settlement agreements with the government; and risks related to the Court of Chancery of the State of Delaware being the sole and exclusive forum for certain actions and proceedings. For other factors that may cause actual results to differ materially from those projected and anticipated in forward-looking statements in this press release, please refer to KLA’s Annual Report on Form 10-K for the year ended June 30, 2025, and other subsequent filings with the Securities and Exchange Commission (including, but not limited to, the risk factors described therein). KLA assumes no obligation to, and does not currently intend to, update these forward-looking statements.

KLA Corporation
Condensed Consolidated Unaudited Balance Sheets

(In thousands)	March 31, 2026	June 30, 2025
ASSETS
Current assets:
Cash and cash equivalents	$1,787,010	$2,078,908
Marketable securities	3,170,928	2,415,715
Accounts receivable, net	2,304,454	2,263,915
Inventories	3,437,046	3,212,149
Other current assets	651,541	728,102
Total current assets	11,350,979	10,698,789
Land, property and equipment, net	1,363,784	1,252,775
Goodwill, net	1,788,483	1,792,193
Deferred income taxes	1,123,406	1,105,770
Purchased intangible assets, net	300,717	444,785
Other non-current assets	946,146	773,614
Total assets	$16,873,515	$16,067,926
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$515,009	$458,509
Deferred system revenue	620,839	816,834
Deferred service revenue	576,503	548,011
Other current liabilities	2,039,204	2,262,441
Total current liabilities	3,751,555	4,085,795
Long-term debt	5,887,063	5,884,257
Deferred tax liabilities	444,182	446,945
Deferred service revenue	251,563	348,844
Other non-current liabilities	708,657	609,632
Total liabilities	11,043,020	11,375,473
Stockholders’ equity:
Common stock and capital in excess of par value	2,675,013	2,511,922
Retained earnings	3,187,462	2,179,330
Accumulated other comprehensive income (loss)	(31,980)	1,201
Total stockholders’ equity	5,830,495	4,692,453
Total liabilities and stockholders’ equity	$16,873,515	$16,067,926

KLA Corporation
Condensed Consolidated Unaudited Statements of Operations
	Three Months Ended March 31,		Nine Months Ended March 31,
(In thousands, except per share amounts)	2026	2025	2026	2025
Revenues:
Product	$2,640,287	$2,393,821	$7,616,386	$7,000,672
Service	774,791	669,208	2,305,534	1,980,749
Total revenues	3,415,078	3,063,029	9,921,920	8,981,421
Costs and expenses:
Costs of revenues	1,327,672	1,175,689	3,841,952	3,544,581
Research and development	388,763	338,043	1,133,095	1,007,345
Selling, general and administrative	291,134	248,905	840,041	767,028
Impairment of goodwill and purchased intangible assets	—	—	—	239,100
Interest expense	70,423	71,889	211,166	229,041
Other expense (income), net	(79,675)	(35,930)	(160,874)	(121,323)
Income before income taxes	1,416,761	1,264,433	4,056,540	3,315,649
Provision for income taxes	215,771	176,017	588,828	456,855
Net income	$1,200,990	$1,088,416	$3,467,712	$2,858,794
Net income per share
Basic	$9.17	$8.21	$26.41	$21.44
Diluted	$9.12	$8.16	$26.26	$21.32
Weighted-average number of shares:
Basic	130,909	132,607	131,318	133,361
Diluted	131,750	133,303	132,073	134,066

KLA Corporation
Condensed Consolidated Unaudited Statements of Cash Flows
	Three Months Ended March 31,
(In thousands)	2026	2025
Cash flows from operating activities:
Net income	$1,200,990	$1,088,416
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	99,088	98,091
Unrealized foreign exchange (gain) loss and other	(14,000)	4,558
Stock-based compensation expense	83,938	70,201
Deferred income taxes	15,089	(35,437)
Net gain on sale of assets	(683)	—
Changes in assets and liabilities:
Accounts receivable	(233,948)	185,975
Inventories	(159,135)	(112,283)
Other assets	(63,783)	14,309
Accounts payable	93,276	(12,227)
Deferred system revenue	(237,250)	(204,221)
Deferred service revenue	(41,737)	5,820
Other liabilities	(34,394)	(31,043)
Net cash provided by operating activities	707,451	1,072,159
Cash flows from investing activities:
Capital expenditures	(85,187)	(82,135)
Proceeds from capital-related government assistance	—	315
Purchases of available-for-sale and equity securities	(1,039,202)	(697,596)
Proceeds from maturity and sale of available-for-sale securities	639,625	471,556
Purchases of trading securities	(48,919)	(53,418)
Proceeds from sale of trading securities	36,924	43,341
Other, net	2,451	(1,866)
Net cash used in investing activities	(494,308)	(319,803)
Cash flows from financing activities:
Common stock repurchases	(625,955)	(506,745)
Payment of dividends to stockholders	(248,836)	(225,774)
Issuance of common stock	1	—
Tax withholding payments related to vested and released restricted stock units	(4,362)	(2,680)
Net cash used in financing activities	(879,152)	(735,199)
Effect of exchange rate changes on cash and cash equivalents	895	2,587
Net increase (decrease) in cash and cash equivalents	(665,114)	19,744
Cash and cash equivalents at beginning of period	2,452,124	1,838,278
Cash and cash equivalents at end of period	$1,787,010	$1,858,022
Supplemental cash flow disclosures:
Income taxes paid, net	$179,496	$197,594
Interest paid, net of capitalized interest	$131,392	$128,814
Non-cash activities:
Dividends payable - financing activities	$2,293	$2,247
Unsettled common stock repurchase - financing activities	$5,499	$5,499
Accrued purchase of land, property and equipment - investing activities	$31,941	$24,322

KLA Corporation
Segment Information (Unaudited)
The following is a summary of results for each of our three reportable segments and reconciliations to total revenues for the indicated periods:

	Three Months Ended March 31,		Nine Months Ended March 31,
(In thousands)	2026	2025	2026	2025
Revenues:
Semiconductor Process Control	$3,083,912	$2,738,817	$8,987,952	$8,069,711
Specialty Semiconductor Process	164,028	156,500	424,360	445,241
PCB and Component Inspection	167,642	168,552	509,305	467,615
Total revenues for reportable segments	3,415,582	3,063,869	9,921,617	8,982,567
Effects of changes in foreign currency exchange rates	(504)	(840)	303	(1,146)
Total revenues	$3,415,078	$3,063,029	$9,921,920	$8,981,421
KLA Corporation
Condensed Consolidated Unaudited Supplemental Information
Reconciliation of GAAP Net Income to Non-GAAP Net Income

		Three Months Ended			Nine Months Ended
(In thousands, except per share amounts)		March 31, 2026	December 31, 2025	March 31, 2025	March 31, 2026	March 31, 2025
GAAP net income		$1,200,990	$1,145,682	$1,088,416	$3,467,712	$2,858,794
Adjustments to reconcile GAAP net income to non-GAAP net income:
Acquisition-related charges	a	46,978	49,002	53,663	145,006	169,013
Restructuring, severance and other charges	b	—	—	—	—	4,995
Impairment of goodwill and purchased intangible assets	c	—	—	—	—	239,100
Income tax effect of non-GAAP adjustments	d	(17,668)	(18,103)	(18,306)	(54,119)	(60,952)
Discrete tax items	e	8,328	(8,399)	(3,113)	15,016	(3,692)
Non-GAAP net income		$1,238,628	$1,168,182	$1,120,660	$3,573,615	$3,207,258
GAAP net income per diluted share		$9.12	$8.68	$8.16	$26.26	$21.32
Non-GAAP net income per diluted share		$9.40	$8.85	$8.41	$27.06	$23.92
Shares used in diluted net income per share calculation		131,750	132,009	133,303	132,073	134,066
Pre-tax Impact of GAAP to Non-GAAP Adjustments Included in Condensed Consolidated Unaudited Statements of Operations

(In thousands)	Acquisition - Related Charges	Total Pre-tax GAAP to Non-GAAP Adjustments
Three Months Ended March 31, 2026
Costs of revenues	$37,106	$37,106
Selling, general and administrative	9,872	9,872
Total in three months ended March 31, 2026	$46,978	$46,978
Three Months Ended December 31, 2025
Costs of revenues	$38,052	$38,052
Selling, general and administrative	10,950	10,950
Total in three months ended December 31, 2025	$49,002	$49,002
Three Months Ended March 31, 2025
Costs of revenues	$41,838	$41,838
Selling, general and administrative	11,825	11,825
Total in three months ended March 31, 2025	$53,663	$53,663

Reconciliation of Net Cash Provided by Operating Activities (GAAP) to Free Cash Flow

	Three Months Ended March 31,		Twelve Months Ended March 31,
(In thousands)	2026	2025	2026	2025
Net cash provided by operating activities	$707,451	$1,072,159	$4,401,640	$3,809,527
Capital expenditures	(85,187)	(82,135)	(387,065)	(295,596)
Free cash flow	$622,264	$990,024	$4,014,575	$3,513,931
Capital Returns Calculation

	Three Months Ended March 31,		Twelve Months Ended March 31,
(In thousands)	2026	2025	2026	2025
Payments of dividends to stockholders	$248,836	$225,774	$1,006,463	$848,150
Common stock repurchases	625,955	506,745	2,144,469	2,194,515
Capital returns	$874,791	$732,519	$3,150,932	$3,042,665
Fourth Quarter Fiscal 2026 Guidance
Reconciliation of GAAP Diluted EPS to Non-GAAP Diluted EPS

		Three Months Ending June 30, 2026
(In millions, except per share amounts)		Low	High
GAAP net income per diluted share		$8.66	$10.66
Acquisition-related charges	a	0.34	0.34
Income tax effect of non-GAAP adjustments	d	(0.13)	(0.13)
Non-GAAP net income per diluted share		$8.87	$10.87
Shares used in net income per diluted share calculation		131.4	131.4
Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin

		Three Months Ending June 30, 2026
		Low	High
GAAP gross margin		59.72%	61.72%
Acquisition-related charges	a	1.03%	1.03%
Non-GAAP gross margin		60.75%	62.75%
The non-GAAP and supplemental information provided in this press release is a supplement to, and not a substitute for, KLA’s financial results presented in accordance with United States GAAP.
To supplement our Condensed Consolidated Financial Statements presented in accordance with GAAP, we provide certain non-GAAP financial information, which is adjusted from results based on GAAP to exclude certain gains, costs and expenses, as well as other supplemental information. The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of our operating performance and our prospects in the future. Specifically, we believe that the non-GAAP information, including non-GAAP net income, non-GAAP net income per diluted share, non-GAAP gross margin and free cash flow, provides useful measures to both management and investors regarding financial and business trends relating to our financial performance by excluding certain costs and expenses that we believe are not indicative of our core operating results to help investors compare our operating performances with our results in prior periods as well as with the performance of other companies. The non-GAAP information is among the budgeting and planning tools that management uses for future forecasting. However, because there are no standardized or generally accepted definitions for most non-GAAP financial metrics, definitions of non-GAAP financial metrics are inherently subject to significant discretion (for example, determining which costs and expenses to exclude when calculating such a metric). As a result, non-GAAP financial metrics may be defined very differently from company to company, or even from period to period within the same company, which can potentially limit the usefulness of such information to an investor. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with United States GAAP. The following are descriptions of the adjustments made to reconcile GAAP net income to non-GAAP net income:

a.Acquisition-related charges primarily include amortization of intangible assets and write-offs due to abandonment of in-process research and development projects. Although we exclude the effect of amortization of all acquired intangible assets from these non-GAAP financial measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase price accounting arising from acquisitions, and such amortization of intangible assets related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Investors should note that the use of these intangible assets contributed to our revenues earned during the periods presented and are expected to contribute to our future period revenues as well.
b.Restructuring, severance and other charges primarily include costs associated with employee severance.
c.Impairment of goodwill and purchased intangible assets in the nine months ended March 31, 2025 included non-cash expense recognized as a result of the company's testing for goodwill impairment and long-lived assets impairment, which resulted from the continued deterioration of the long-term forecast for our PCB business. Management believes that it is appropriate to exclude these impairment charges as they are not indicative of ongoing operating results and therefore limit comparability. Management also believes excluding this item helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.
d.Income tax effect of non-GAAP adjustments includes the income tax effects of the excluded items noted above.
e.Discrete tax items in the nine months ended March 31, 2026 and in the three months ended December 31, 2025 include the recognition or adjustment of a deferred tax liability for withholding taxes on future remittance of previously taxed income as a result of new tax legislation. Discrete tax items in the three months ended December 31, 2025 also include an adjustment of certain deferred tax benefits for a change in tax rate due to change in tax incentives. Discrete tax items in the three months ended March 31, 2025 include a deferred tax impact relating to the amortization of certain intellectual property as a result of an internal restructuring of ownership rights to better align with how our business operates. Discrete tax items in the nine months ended March 31, 2025 also include the recognition of a net deferred tax asset on foreign currency gains/losses resulting from new tax legislation. Discrete tax items in all periods presented include a tax impact relating to the amortization of tax benefits from internal restructuring or similar tax benefits recorded in other periods.